Exhibit 23.1

KPMG LLP
Suite 3800
1300 South West Fifth Avenue
Portland, OR 97201
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-277338, 333-270044, 333-263493, and 333-259618) on Form S-8 and the registration statement (No. 333-274368) on Form S-3ASR of our report dated February 12, 2026, with respect to the consolidated financial statements of Dutch Bros Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Portland, Oregon
February 12, 2026
Dutch Bros Inc.| Exhibit 23.1